Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 Nos. 333-278865, 333-273019, 333-269092, and 333-265992) of DarioHealth Corp., and
(2)

Registration Statement (Form S-8 Nos. 333-284346, 333-280706, 333-277215, 333-276617, 333-269147, 333-262056, 333-256897, 333-251968, 333-249474) pertaining to 2020 Equity incentive Plan of DarioHealth Corp.;

of our report dated March 10, 2025, with respect to the consolidated financial statements of DarioHealth Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2024.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
March 10, 2025	A Member of Ernst & Young Global